   As filed with the Securities and Exchange Commission on November 16, 1999.
                                                           Registration No. 333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                           ---------------------------


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                      INTEGRATED ELECTRICAL SERVICES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                DELAWARE                                    76-0542208
     (STATE OR OTHER JURISDICTION OF                      (I.R.S. EMPLOYER
      INCORPORATION OR ORGANIZATION)                     IDENTIFICATION NO.)

                        515 POST OAK BOULEVARD, SUITE 450
                              HOUSTON, TEXAS 77027
          (ADDRESS, INCLUDING ZIP CODE, OF PRINCIPAL EXECUTIVE OFFICES)


                      INTEGRATED ELECTRICAL SERVICES, INC.
                    NONEXECUTIVE INCENTIVE COMPENSATION PLAN
                            (FULL TITLE OF THE PLAN)

                                JOHN F. WOMBWELL
                        515 POST OAK BOULEVARD, SUITE 450
                              HOUSTON, TEXAS 77027
                                 (713) 860-1500
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                           ---------------------------



                                                CALCULATION OF REGISTRATION FEE

==========================================================================================================================
                                                                                            PROPOSED
                                                                          PROPOSED          MAXIMUM
                                                      AMOUNT              MAXIMUM          AGGREGATE         AMOUNT OF
                                                      TO BE            OFFERING PRICE       OFFERING       REGISTRATION
    TITLE OF SECURITIES TO BE REGISTERED          REGISTERED (1)       PER SHARE (2)       PRICE (2)            FEE
--------------------------------------------  ---------------------- ------------------ ---------------- -----------------
Common Stock $.01 Par Value Per Share          2,000,000 Shares           $ 12.875      $ 25,750,000           $ 7,159
============================================  ====================== ================== ================ =================

(1) The number of Shares of Common Stock registered herein is subject to adjustment to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act, based upon the average of the high and low prices of the Registrant's Common Stock on the New York Stock Exchange on November 11, 1999 as reported in the Wall Street Journal on November 12, 1999.

================================================================================

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

         The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). These documents and the documents incorporated by reference hereto pursuant to
Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         Integrated Electrical Services, Inc. (the "Company") incorporates herein by reference the following documents as of their respective dates as filed with the Securities and Exchange Commission (the "Commission"):

         (a) The Company's Annual Report on Form 10-K for the year ended September 30, 1998, and as amended on January 22, 1999 and March 17, 1999;

         (b) The Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1998, and as amended on March 17, 1999;

         (c) The Company's Current Report on Form 8-K, as filed with the SEC on February 4, 1999, and as amended on March 17, 1999;

         (d) The Company's Current Report on Form 8-K, as filed with the SEC on April 29, 1999, and as amended on May 21, 1999;

         (e) The Company's Two Reports on Form 8-K, as filed with the SEC on May 7, 1999 and as amended on May 21, 1999;

         (f) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999;

         (g) The Company's Current Report on Form 8-K, as filed with the SEC on May 26, 1999 and as amended on May 28, 1999;

         (h) The Company's Current Report on Form 8-K, as filed with the SEC on June 29, 1999;

         (i) The Company's Current Report on Form 8-K, as filed with the SEC on July 27, 1999;

         (j) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999;

         (k) The Company's Current Report on Form 8-K, as filed with the SEC on September 24, 1999;

         (l) The Company's Current Report on Form 8-K, as filed with the SEC on November 2, 1999; and

         (m) The description of the Company's common stock, par value $0.01 per share (the "Common Stock"), contained in the Company's Registration Statement on Form 8-A (No. 1-13783) filed with the Commission on January 14, 1998 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

ITEM 4.  DESCRIPTION OF SECURITIES.

         The information required by Item 4 is not applicable to this Registration Statement since the class of securities to be offered is registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been made to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of
Section 145 in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by
Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

         Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         Article Eighth of the Company's Amended and Restated Certificate of Incorporation states that:

         No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty by such director as a director; provided, however, that this Article Eighth shall not eliminate or limit the liability of a director to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Eighth shall apply to, or have any effect on, the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

         In addition, Article VI of the Company's Bylaws further provides that the Company shall indemnify its officers, directors and employees to the fullest extent permitted by law.

         The Company enters into indemnification agreements with each of its executive officers and directors.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         The information required by Item 7 is not applicable to this Registration Statement.

ITEM 8.  EXHIBITS.

Exhibit
Number     Description
-------    -----------
4.1        Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of Amendment No. 1 to the Company's Form S-1
           (No. 333-38715)).

4.2 Bylaws (incorporated by reference to Exhibit 3.2 of Amendment No. 1 to the Company's Form S-1 (No. 333-38715)).

5.1* Opinion of Andrews & Kurth L.L.P. as to the legality of the shares being registered.

23.1*      Consent of Andrews & Kurth L.L.P. (included in the opinion filed as
           Exhibit 5.1 to this Registration Statement).

23.2*      Consent of Arthur Andersen LLP.

23.3*      Consent of Hertzbach & Company, P.A.

23.4*      Consent of KPMG LLP

23.5*      Consent of Peck & Kopacek, P.C.

23.6*      Consent of Arthur Andersen LLP

23.7*      Consent of Arthur Andersen LLP

23.8*      Consent of Brockman, Armour & Co. LLC

23.9*      Consent of S.J. Gallina & Co., LLP

23.10*     Consent of Larson, Allen, Weishair & Co., LLP

23.11*     Consent of S.J. Gallina & Co., LLP

23.12*     Consent of Elliott, Davis & Company, LLP

23.13*     Consent of Reznick Fedder & Silverman

23.14*     Consent of Reznick Fedder & Silverman

23.15*     Consent of Davidson and Golden, P.C.

23.16*     Consent of Cooper, Travis & Company, PLC

23.17*     Consent of Mixon, Roy, Metz & Mixon

23.18*     Consent of Semple & Cooper, LLP

24.1*      Powers of Attorney (set forth on the signature page contained in Part
           II of this Registration Statement).

99.1*      Integrated Electrical Services, Inc. Nonexecutive Incentive
           Compensation Plan

----------------------------
*filed herewith

ITEM  9.  UNDERTAKINGS.

           (a)    The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                           Provided, however, that paragraphs (a)(1)(i) and
                           (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
                  Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                                 THE REGISTRANT

           Pursuant to the requirements of the Securities Act, Integrated Electrical Services, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on November 15, 1999.

                                    INTEGRATED ELECTRICAL SERVICES, INC.
                                    (Registrant)


                                    By:  /s/ Jim P. Wise
                                       ----------------------------------------
                                         Jim P. Wise
                                         Chief Executive Officer and Director

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of INTEGRATED ELECTRICAL SERVICES, INC. (the "Company") hereby constitutes and appoints Jim P. Wise, Stanley H. Florance, John F. Wombwell , or either of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

      PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


                   SIGNATURE                                        TITLE                             DATE
                   ---------                                        -----                             ----
         /s/ C. Byron Snyder                             Chairman of the Board of Directors   November 15, 1999
------------------------------------------------
                 C. Byron Snyder


         /s/ Jon Pollock                                 Vice Chairman of the Board of        November 15, 1999
------------------------------------------------         Directors
                   Jon Pollock


         /s/ Jim P. Wise                                 President, Chief Executive Officer   November 15, 1999
------------------------------------------------         and Director (Principal Executive
                   Jim P. Wise                           Officer)


         /s/ Jerry M. Mills                              President and Director               November 15, 1999
------------------------------------------------
                 Jerry M. Mills

         /s/ Ben L. Mueller                              Senior Vice President, Chief         November 15, 1999
------------------------------------------------         Operating Officer - Residential
                 Ben L. Mueller                          and Director


         /s/ Stanley H. Florance                         Senior Vice President, Chief         November 15, 1999
------------------------------------------------         Financial Officer (Principal
               Stanley H. Florance                       Financial Officer)


         /s/ Richard Muth                                Director                             November 15, 1999
------------------------------------------------
                  Richard Muth


         /s/ Alan R. Sielbeck                            Director                             November 15, 1999
------------------------------------------------
                Alan R. Sielbeck


         /s/ Robert Stalvey                              Director                             November 15, 1999
------------------------------------------------
                 Robert Stalvey


         /s/ Richard L. Tucker                           Director                             November 15, 1999
------------------------------------------------
                Richard L. Tucker


         /s/ Bob Weik                                    Director                             November 15, 1999
------------------------------------------------
                    Bob Weik


                                                         Director                             November 15, 1999
------------------------------------------------
                Donald Paul Hodel


         /s/ Neil J. DePascal, Jr.                       Vice President, Chief Accounting     November 15, 1999
------------------------------------------------         Officer (Principal Accounting
              Neil J. DePascal, Jr.                      Officer)

                                  EXHIBIT INDEX


Exhibit
Number     Description
-------    -----------
4.1        Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of Amendment No. 1 to the Company's Form S-1
           (No. 333-38715)).

4.2 Bylaws (incorporated by reference to Exhibit 3.2 of Amendment No. 1 to the Company's Form S-1 (No. 333- 38715)).

5.1* Opinion of Andrews & Kurth L.L.P. as to the legality of the shares being registered.

23.1*      Consent of Andrews & Kurth L.L.P. (included in the opinion filed as
           Exhibit 5.1 to this Registration Statement).

23.2*      Consent of Arthur Andersen LLP.

23.3*      Consent of Hertzbach & Company, P.A.

23.4*      Consent of KPMG LLP

23.5*      Consent of Peck & Kopacek, P.C.

23.6*      Consent of Arthur Andersen LLP

23.7*      Consent of Arthur Andersen LLP

23.8*      Consent of Brockman, Armour & Co. LLC

23.9*      Consent of S.J. Gallina & Co., LLP

23.10*     Consent of Larson, Allen, Weishair & Co., LLP

23.11*     Consent of S.J. Gallina & Co., LLP

23.12*     Consent of Elliott, Davis & Company, LLP

23.13*     Consent of Reznick Fedder & Silverman

23.14*     Consent of Reznick Fedder & Silverman

23.15*     Consent of Davidson and Golden, P.C.

23.16*     Consent of Cooper, Travis & Company, PLC

23.17*     Consent of Mixon, Roy, Metz & Mixon

23.18*     Consent of Semple & Cooper, LLP

24.1*      Powers of Attorney (set forth on the signature page contained in Part
           II of this Registration Statement).

99.1*      Integrated Electrical Services, Inc. Nonexecutive Incentive
           Compensation Plan

----------------------------
*filed herewith